UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

Comarco, Inc.

(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949)599-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On March 10, 2008, the Board of Directors of Comarco, Inc. (the “Company”) received written communication from Erik H. van der Kaay wherein he resigned as Chairman of the Board and a Director. The Board accepted Mr. van der Kaay’s resignations. Also, on March 10, 2008, during a telephonic Board Meeting, Thomas A. Franza informed the Board that he resigned as a Director, the Board accepted his resignation. Subsequently and during its meeting, the Board decided to terminate Mr. Franza as President and Chief Executive Officer of the Company.

(c)	On March 10, 2008, Samuel M. Inman, III, age 56, was appointed on an interim basis as President and Chief Executive Officer of the Company. Mr. Inman also continues as a Director of the Company.

Since June 2006, Mr. Inman has served and continues to serve as director of several private technology companies. He served as Executive Chairman of Think Outside (a developer and marketer of foldable keyboards) from April 2003 until its sale to Mobility, Inc in June 2006. From June 1998 until its sale to Sanmina, SCI in July 2002 (and until December 2002 as a consultant to Sanmina), Mr. Inman was Co-Chief Executive Officer and Chairman of the Board of Advisors of Viking Components, Inc. (a designer and manufacturer of memory modules). From January 1996 to January 1998 he was President and Chief Executive Officer, and from April 1995 through December 1995, President and Chief Operating Officer, of Centura Software Corporation (formerly Gupta Corporation) (a provider of secure databases and development solutions). From May 1993 to June 1994, Mr. Inman was President of Ingram Micro (a wholesale distributor of technology products and services). From 1972 through September 1993, Mr. Inman held various positions with International Business Machines (IBM) ending as President of IBM PC Company, Americas from July 1992 to September 1993.

Mr. Inman and the Company have agreed that Mr. Inman will provide his services pursuant to a mutually acceptable agreement providing for monthly compensation which is expected to be approximately $40,000 and an expected term of six months terminable by either party on 30 days notice. Mr. Inman and the Company are currently negotiating a formal agreement to cover his services.

(d)	On March 10, 2008, Messrs. Richard T. LeBuhn and Robert W. Sundius, Jr., who were appointed to the Board on March 1, 2008, were appointed to the following Board Committees:

Mr. LeBuhn:

Audit

Compensation

Nominating and Corporate Governance

Mr. Sundius:

Compensation

Nominating and Corporate Governance

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

(a)	On March 10, 2008, the Registrant’s Board of Directors approved an amendment to Section 1(b) of Article IV of the Registrant’s Bylaws fixing the number of authorized directors at five. A copy of the Registrant’s Amended and Registrant’s Bylaws, including the amendment, is filed herewith as Exhibit 3.02.

Item 7.01	Regulation FD Disclosure

On March 12, 2008, the Registrant issued a press release reporting Mr. Inman’s appointment on an interim basis as President and Chief Executive Officer and Jeffrey R. Hultman’s appointment as Lead Director, as well as Messrs. Franza’s and van der Kaay’s departures. The press release also discloses that the Board of Directors has dissolved the Executive Committee established in June 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.02	Amended and Restated Bylaws (including the amendment to Article IV, Section 1(b))

99.1	Press Release dated March 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
(Registrant)

Date:	March 13, 2008	/s/ Daniel R. Lutz
(Signature)
Daniel R. Lutz
Executive Vice President and Chief Financial Officer